Exhibit 10.61

PURCHASE AGREEMENT

between

Arcman Solar Power Corp.

with its address at P.O.Box 692204, Quincy, MA 02269, USA

and

Shangrao Jinko Solar Import and Export Co., Ltd.

with its address at Xuri District, Shangrao Economic

Development Zone, Jiangxi Province, P.R. China

concluded on April 10th, 2010

The Parties

Shangrao Jinko Solar Import and Export Co., Ltd.

with its address at Xuri District, Shangrao Economic Development Zone, Jiangxi Province, P.R. CHINA

(hereinafter the “Seller”)

and

Arcman Solar Power Corp.

with its address at P.O.Box 692204, Quincy, MA 02269, USA

(hereinafter the “Purchaser”)

(the Seller and the Purchaser hereinafter collectively referred to as the “Parties”)

PREAMBLE

(A)	The Seller is an authorized global distributor of Jinko Solar Co. Ltd. With it’s address at Xuri District, Shangrao Economic Development Zone, Jiangxi Province, P.R. CHINA (hereinafter referred to as “Jinko”) and is in the position, under the terms and conditions of this agreement, to deliver the following JINKO photovoltaic (PV) modules to the Purchaser:

Poly-crystalline solar panels of type ****, **** and ****, with the dimensions of **** mm and an Maximum Power at STC (Pmax) output of ****W, ****W and ****W respectively, with the output of **** W representing at least ****% of all aforementioned modules and with no more than ****% of these modules shall have Pmax output between ****W and ****W (hereinafter the “Solar Panel(s)”). The detailed specification of the Solar Panel is set forth in Appendix No.1 to this Agreement.

(B)	The Purchaser wishes to acquire the Solar Panels from the Seller.

Article I

Subject Matter

Under this agreement, the Seller undertakes to supply to the Purchaser and the Purchaser undertakes to purchase from the Seller, on the basis of the particular orders of the Purchaser and under the terms and conditions set forth herein, in the period from April 1st 2010 to September 30th 2010 the Solar Panels having the aggregate output of 41 MWp. The tolerance of the aggregate output adjustment is plus or minus 5% at the sole discretion of the Purchaser.

The Seller undertakes to supply to the Purchaser **** MWp from the total amount of the above Solar Panels in the second quarter of 2010 on the basis of the particular Orders, as defined below, of the Purchaser.

The Seller undertakes to supply to the Purchaser **** MWp from the total amount of the above Solar Panels in the third quarter of 2010 on the basis of the particular Orders, as defined below, of the Purchaser.

All of the above amounts shall be supplied in compliance with Article III hereof.

**** Confidential material omitted and filed separately with the Commission.

Article II

Purchase Price

2.1	The purchase price of the Solar Panels delivered in the second quarter of year 2010 shall be EUR **** (in words ****) per one Watt of the delivered Solar Panels’ output (hereinafter the “Purchase Price”).

2.2	The purchase price of the Solar Panels to be delivered in the third quarter of year 2010 and fourth quarter of year 2010 shall be EUR **** (in words ****) per one Watt of the delivered Solar Panels’ output (hereinafter the “Purchase Price”).

2.3	The Purchase Price of the Solar Panels delivered in any Individual Delivery according to each single Order of the Purchaser shall be paid as follows:

(i)	****% (in words: ****) of the Purchase Price shall be paid by bank transfer to the Seller’s account specified in Appendix No.2 (hereinafter the “Seller’s Account”) two (2) working days as of the day when the Order is placed with the Seller and the exact Date of Delivery, as defined below, of the precise moment of the Individual Delivery is confirmed to the Purchaser as stipulated in Article 3.2; in the event that the precise moment of the Individual Delivery is not confirmed in compliance with Article 3.2 by the Seller, the ****% of the Purchase Price shall be paid by the Purchaser along with the ****% of the Purchase Price in time set out in letter (ii) below;

(ii)	****% (in words: ****) of the Purchase Price shall be paid to the Seller’s Account under the transferrable letter of credit (the “Letter of Credit”) opened in favour of the Seller as the beneficiary seven days as of the day when the Order is placed with the Seller and the exact Date of Delivery, as defined below, of the precise moment of the Individual Delivery is confirmed to the Purchaser as stipulated in Article 3.2. The Letter of Credit will be irrevocable for 60 days, payable 45 days after the Individual Delivery was delivered to the Place of Delivery under the Incoterms 2000 F.O.B, upon presentation of the following documents to the Purchaser’s bank provided that the delivery in respect to the Individual Delivery is performed in accordance with Article 3.7 hereof,:

•	the Bill of Lading (i.e. the original of the Bill of Lading);

Bill of Lading is for the purposes of this Purchase Agreement defined as the full set of original clean on board multimodal transport bill of lading regarding the relevant Individual Delivery of Solar Panels being supplied by the Seller to the Purchaser made out to order of the Purchaser (and issued by the carrier and provided to the Purchaser or a company designated by the Purchaser in compliance with the Order), mentioning as the consignee the full name and address (and other details as may be requested by the Purchaser in the relevant Order) of the Purchaser or person determined so by the Purchaser in the Order, marked “freight payable at destination/freight collect” and allowing the Purchaser or such person (or a person to whom the bill of lading is transferred) to receive the Solar Panels without any further conditions upon the presentation of the bill of lading (the “Bill of Lading”)

•	all the documents listed in Article 3.7 (ii) (first two paragraphs) hereof;

2.4	The Purchase Price includes any and all costs of the Seller under the Incoterms 2000 F.O.B term (port of Shanghai, People’s Republic of China) relating to the delivery of the Solar Panels to the Place of Delivery, including, but not limited to, costs of packaging, carriage and insurance and costs relating to the performance of all obligations of the Seller hereunder.

2.5	The Parties expressly agree that the Purchaser is allowed to set off any claims of the Purchaser arising in connection with the breach of the obligations of the Seller against the Purchase Price.

**** Confidential material omitted and filed separately with the Commission.

2.6	The Purchaser shall be responsible for any transportation charges, insurance, import duties, taxes or other costs that may be assessed on or incurred by the Purchaser in connection with importing the Solar Panels from Place of Delivery under the Incoterms 2000 F.O.B term (port of Shanghai, People’s Republic of China).

2.7	Purchaser shall send Advance Payment of Euro **** of which First Part or Euro **** (in words: **** Euros) shall be sent by bank transfer to Seller’s Account within two (2) working days as of the day when this Purchase Contract is signed and Second Part or Euro **** (in words: **** Euros) shall be sent by bank transfer to Seller’s Account no later than by May 3rd, 2010. In the event the Purchaser, without valid cause, terminates this contract and does not place Orders in the third quarter of year 2010 for agreed Individual Deliveries and does not pay for them according to the terms of this contract, the Seller is entitled to hold the Advance Payment of Euro ****. In all other events the Purchaser is entitled to instruct the Seller how to use the Advance Payment towards the Purchase Price of the Order of the last Individual Delivery.

2.8	The Seller shall provide the Purchaser with an irrevocable and unconditional bank guarantee of an internationally recognized bank acceptable to the Purchaser 15 days after receiving the First Part. This bank guarantee will only be effective upon receiving Second Part and shall be valid and available to the Purchaser until 31.10.2010. This bank guarantee shall state that the bank shall pay the Purchaser upon the Purchaser’s request, without protest or notification, the amount of Euro ****. If the Seller does not timely and duly provide the Purchaser with the bank guarantee as stipulated above, the Seller is not entitled to receive or hold the Advance Payment of Euro **** and is obliged immediately to refund the Advance Payment, if received, to the Purchaser.

Article III

Solar Panels Delivery

3.1	The Seller undertakes to sell and deliver the Solar Panels on a F.O.B. basis at the port of Shanghai, People’s Republic of China (hereinafter referred to as the “Place of Delivery”). “F.O.B” means “Free on Board” as defined by Incoterms 2000 (International Rules for Interpretation of Trade Terms, as published by the International Chamber of Commerce, edition 2000) as may be amended from time to time.

Should any specific provision of this agreement conflict with the terms contained in the Incoterms 2000 definition, then the specific provision prevails.

3.2	The Seller undertakes to deliver the Solar Panels to the Place of Delivery according to each single order placed by the Purchaser pursuant to this Article 3 (hereinafter referred to as the “Order”) in individual deliveries performed in compliance with this Agreement (hereinafter referred to as the “Individual Deliveries” and each of such deliveries the “Individual Delivery”).

The Purchaser shall specify in the Order information and request regarding the Individual Delivery in the extent which it considers necessary. The Purchaser is obliged to specify in the Order (a) the amount of requested Solar Panels, (b) the Purchase Price and (c) the date of delivery determined in compliance with Article 3.4 or Article 3.5.

The Seller undertakes to confirm to the Purchaser in writing via e-mail or fax the date of the Individual Delivery (hereinafter the “Date of Delivery”) no later than 14 business days in advance provided that the Date of Delivery may vary from the date of delivery specified by the Purchaser in the Order by no more than [2] calendar days. Such confirmation does not affect an obligation of the Seller to supply the Individual Delivery as at the date of the delivery requested by the Purchaser in the Order.

****	Confidential material omitted and filed separately with the Commission.

The Seller shall be entitled, provided that it informs so the Purchaser in the confirmation pursuant to the previous paragraph of this Article 3.2, to decrease the amount of shipped Solar Panels (i.e. the total output of Solar Panels) to be delivered under each Individual Delivery set out in the Order by up to 25% compared to the respective Order (hereinafter referred to as the “Lowered Order(s)” or, respectively, as the “Lowered Deliveries” and each of such deliveries the “Lowered Delivery”), i.e. o delay shipment of such amount of Solar Panels (see 3.3.below).

In the event that the Seller exercises its right to the Lowered Delivery, it shall be obliged, without any further notice being made by the Purchaser, to supply the Purchaser, no later than upon the Dare of Delivery of the Individual Delivery which is due to be made on the basis of the 4th Order directly following the Lowered Order, with the Solar Panels remaining undelivered under the Lowered Order. For the avoidance of doubt, no portion of the Purchase Price for the Solar Panels remaining undelivered under the Lowered Order is payable at the time of maturity of the Purchase Price for the Lowered Delivery.

3.3	All Orders placed by the Purchaser at the Seller between signing this Agreement and October 31, 2010 for the supply of Solar Panels up to the aggregate total output of 41 MWp are considered to be automatically accepted by the Seller and the Seller is obliged to deliver the Solar Panels in Individual Deliveries according to the Orders of the Purchaser to the Place of Delivery.

3.4	The schedule of contemplated deliveries attached in Appendix No. 4 hereto provides for dates on which the Orders of the Purchaser may be placed at the Seller according to Article 3.2.

Notwithstanding any contemplated dates of deliveries set out in Appendix No. 4, if the Seller receives an Order in compliance with Article 3.3 (hereinafter the “Planned Order”), the Seller shall deliver the Solar Panels on the date of delivery requested by the Purchaser in the Order which shall not be less than 14 days as from placing the Order by the Purchaser.

3.5	The amount of Solar Panels which the Purchaser may request in addition to the obligation of the Seller under Article 3.3 shall be delivered on the date of delivery requested by the Purchaser in the Order; such date of delivery shall, however, not be less than 30 days as from placing the Order by the Purchaser. For the avoidance of doubt, this Article 3.5 shall not apply to Planned Orders.

3.6	The Orders can be placed by email, fax or in writing.

3.7	Delivery with respect to an Individual Delivery shall mean (i) loading of the ordered Solar Panels complying fully with the specification of the Solar Panels in Appendix No. 1 on board of the vessel as specified by the Purchaser under the F.O.B term at the Place of Delivery; and (ii) handover of all relevant documents relating to the Individual Delivery of the Solar Panels to the person as instructed by the Purchaser.

The documents under the point (ii) shall mean the Bill of Lading and all documents requested by the Purchaser which allow him to handle with Solar Panels, deliver them in the Czech Republic and use them in compliance with its purpose; such documents shall include, in particular, without limitation:

•	Duly drawn invoice – 3 originals and 3 copies (example in Appendix 7);

•	Packing Bill or Packing List (example in Appendix 5);

•

Insurance policy for at least the full value of the relevant Individual Delivery covering all risks of loss or damage (i.e. in particular theft, accident, fire, earthquake, explosion, war, natural disaster etc.) up to the rail of the vessel at the Place of Delivery and entitling the Purchaser to insurance benefits as a result of the insured event;

•

The output report, which shall include the identification of individual pieces of Solar Panels, which form the Individual Delivery, including electric output (flash test) of any such piece as per (example in Appendix 6);

•	If requested by the Purchaser, certificate of origin regarding the Solar Panels.

Should the Solar Panels handed over at the Place of Delivery not fully comply with the specification of the Solar Panels in Appendix No. 1, handover of such Solar Panels shall not be deemed as meeting the obligation of the Seller to deliver the Solar Panels under this agreement; the same applies to missing or faulty documents specified above in this Article 3.7.

Without prejudice to the liabilities and responsibilities of the Seller arising from the F.O.B. term, the Seller shall: (i) ensure proper and timely loading of the ordered Solar Panels on board of the vessel in the port of Shanghai as instructed by the Purchaser, (ii) use the carrier designated by the Purchaser for transportation of the Solar Panels from the Jinko Warehouse to the port of Shanghai, (iii) ensure proper packaging of the Solar Panels and their loading on the means of transportation at the Jinko Warehouse according to instruction of the Purchaser, its representative or, in their absence, of the carrier. All costs associated with the above obligations of the Seller shall be borne solely by the Seller.

3.8	The inspection of the Solar Panels included in each Individual Delivery shall be effected at Jinko Warehouse at Shangrao City, Jiangxi Province, China 214028 (“Jinko Warehouse”).

The Seller shall ensure that:

(a)	the Purchaser (or any person(s) authorized by the Purchaser) has the opportunity and sufficient time to properly inspect all the Solar Panels included in each Individual Delivery at the Jinko Warehouse in the extent requested by the Purchaser (or such authorized person);

(b)	the Purchaser is properly notified at least 3 business days in advance on the day(s) on which the inspection shall take place;

(c)	the Purchaser is allowed to inspect all technical, delivery, shipping, packaging and other documents and reports (including output reports) relating to the Solar Panels included in each Individual Delivery and make copies of them as well as take photos of all Individual Deliveries (i.e. the Solar Panels, containers, means of transportation etc.) as the Purchaser requests.

3.9	The Purchaser has the right to refuse delivery of any Solar Panels included in any Individual Delivery if (a) the Seller does not meet its obligations under Article 3.8 or (b) the Solar Panels inspected and or the documents relating to the Solar panels do not, in view of the Purchaser, fully comply with the specification of the Solar Panels in Appendix No. 1 hereto and/or with the particular Order of the Purchaser and/or with this agreement or (c) any defect or malfunction of the Solar Panels or the related documents has been identified. Should the Purchaser refuse delivery of any Solar Panels under this Article 3.9, the Seller shall instantly ensure delivery of substitute Solar Panels. The Purchaser has the rights listed in Article 3.8 in respect of the substitute Solar Panels too.

Not effecting the inspection and/or not refusing delivery of the Solar Panels at Jinko Warehouse as stated above in Articles 3.8 and 3.9 shall be without prejudice to any rights of the Purchaser arising from Defects of the Solar Panels and/or any other rights of the Purchaser under this agreement (including, but not limited to, the compensation of damages).

For the avoidance of doubt the parties hereby agree that (i) the Purchaser is not obliged to carry out any inspection under this Agreement, (ii) no control of the Solar Panels by the Purchaser under this Agreement, signature of any documents by the Purchaser (including any Bill of Delivery, delivery notes, etc.) shall constitute acceptance of the Solar Panels, and (iii) any acceptance of the delivered Solar Panels shall not remove the Seller’s responsibility for any defects hereunder.

3.10	The risk of damage to the Solar Panels shall pass from the Seller to the Purchaser pursuant to the F.O.B term as stipulated in Article 2.1. The ownership title to the Solar Panels in relation to the Individual Delivery shall pass from the Seller to the Purchaser along with the risk of damage by the delivery of the Solar Panels to the vessel in Shanghai determined by the Purchaser, provided, however, that a hand-over (or failure to hand over) of any documents does not affect the ownership title of the Purchaser already obtained by such delivery of Solar Panels, i.e. the provision of Article 3.7 letter (ii) shall not apply in respect to the validity and effectiveness of the transfer of the ownership title to the Solar Panels.

Article IV Defects

4.1	The Seller shall be obliged to deliver the Solar Panels in the amount, quality and form compliant with this Agreement and its Appendix No. 1. It is essential that the Solar Panels have no factual or legal defects, hold precisely the promised features, fully comply with the specifications set out in Appendix No. 1 hereof, and that the Solar Panels shall be manufactured solely and exclusively by Jinko. The Seller hereby specifically declares and warrants to the Purchaser that the Panels are of a perfect quality without any defects or any decreased quality level of Jinko solar panels and explicitly do not fall within the Grade A and/or Grade B level mentioned in the Jinko Warranty.

4.2	On inspection of the Solar Panels by the Purchaser at places of their installation in the Czech Republic, if any of the Solar Panels are discovered to contain a defect, be damaged or otherwise not compliant with Appendix No. 1 hereof, including, without limitation, where the Solar Panels have been manufactured by an entity other than Jinko (each referred to as ¡°Defects¡±), the Seller shall be deemed to be in breach of this Agreement and the Purchaser shall have claims and remedies set out in Article 4.4 and 4.5 , without limitation to any other claims and remedies available to the Purchaser. .

4.3	The Purchaser shall be obliged to notify the Seller in writing about any Defects without undue delay after having identified them. Since the Solar Panels are delivered packed, the Parties hereby agree to notify manifest Defects within a period of sixty (60) days after the day when the respective Solar Panels arrived in their place of installation in the Czech Republic, such period Parties hold as a reasonable time for the inspection of Solar Panels being the part of the Individual Delivery and for the identification of any manifest Defects of the Solar Panels.

4.4	The Purchaser shall have the following claims arising from Defects:

(i)	the Purchaser shall be entitled to delivery of any Solar Panels which have not been delivered on time in accordance with Article 3.2 hereof (hereinafter “Missing Solar Panels”); and

(ii)	If the Missing Solar Panels are not delivered within the additional 14-day period, the Purchaser shall be entitled to request payment of liquidated damages amounting to ten per cent (10%) of the Purchase Price of the Missing Solar Panels for each day of delay exceeding the additional 14-day time period; and

(iii)	in case a failure to deliver exceeds 10% of the number of Solar Panels which should have been delivered in accordance with Article 3.2 hereof, the Purchaser shall be entitled to claim the liquidated damages amounting to twenty per cent (20%) of the Purchase Price of the Missing Solar Panels; the right to claim liquidated damages under this let. (iii) and under let. (ii) above shall be without prejudice to the right of the Purchaser to delivery of the Missing Solar Panels.

The Seller shall be obliged to pay the liquidated damages set forth in this paragraph within fourteen (14) days after the delivery of the Purchaser’s request. Payment of a contractual penalty under this provision shall not affect the Purchaser’s right to claim damages in the full amount and an obligation of the Seller to deliver the respective Solar Panels.

4.4a	As regards delivery of any Missing Solar Panels, i.e. Solar Panels which have not been delivered on time in accordance with Article 3.2, the Purchaser shall be entitled (but not obliged) to transport such Missing Solar Panels to the Czech Republic by train instead of by sea as stipulated in Article 3.1. Should the Purchaser decide to transport the Missing Solar Panels in this manner, the Seller shall, at its own costs, comply with all instructions of the Purchaser as regards transportation of the Missing Solar Panels by train (in particular as regards delivery of the Solar Panels to the place of loading on train in the People’s Republic of China) and provide the Purchaser with all requested cooperation.

The Seller shall compensate the Purchaser for all costs (i.e. charges, fees, customs and other payments of whatsoever nature) incurred by the Purchaser in connection with transportation of the Missing Solar Panels by train exceeding the amount of costs which would the Purchaser have incurred if the transportation of the Missing Solar Panels had been by sea as stipulated in Article 3.1. This compensation shall be paid by the Seller to the Purchaser within fourteen (14) days after the delivery of the Purchaser’s request for payment.

The Purchase Price of the Missing Solar Panels shall be paid as stipulated in Article 2.3 with the exception that the Rail Way Bill shall be used instead of the Bill of Lading; in the Rail Way Bill the name and address of the Purchaser or the entity designated by the Purchaser shall be stated as the name and address of the consignee (hereinafter the “Rail Way Bill”).

If (a) the Missing Solar Panels being delivered by train pursuant this Article 4.4a arrive in the Czech Republic no later than as if they had arrived if shipped by sea as stipulated in Article 3.1 and (b) the Seller duly and timely compensated the Purchaser for the costs of transportation as stipulated in this Article 4.4a above, the Purchaser shall not have the right to claim the liquidated damages as stipulated under Article 4.4 hereof.

4.5	Further, the Parties hereby agree the following procedures with respect to any Defects of Solar Panels (however, if there are any discrepancies between this Art. 4.5 and the Jinko Warranty in Appendix No. 3, then the terms of this agreement shall prevail).

(i)	Solar Panels prior to installation, 0-120 days

In case of technical problems with Solar Panel(s) prior to installation within one hundred twenty days from the relevant date of delivery of Solar Panels to the Purchaser, the Seller will replace the faulty Solar Panels at its own costs, within sixty days of the Purchaser’s written notification to the Seller under Art. 4.3.

(ii)	Installed Solar Panels

If the Solar Panel(s) malfunction or generate less than the indicated amount of power, the Purchaser shall inform the Seller and provide him with the measurement details of the Solar Panel(s). In the event that the defects are identified to be caused by the Seller or its affiliates pursuant to Article 4.5 (iii) hereunder, the Seller is obliged to replace such defective Solar Panels or, if so requested by the Purchaser, to credit the original Purchase Price of such defective Solar Panels and cover the costs of transportation plus installation costs of 50 EUR per kWp within thirty days of such event.

(iii)	Measurement

In the event the Seller does not agree and/or accept Purchaser’s measurements and conclusion with respect to the defective Solar Panels, the Seller has a right to call for its own measurement within 15 days after the receipt of the measurement details from the Purchaser. If both results differ and the Seller’s measurement would result in there being no warranty claim, a first-class international test-institute such as Fraunhofer ISE in Freiburg/ Germany, TÜV Rheinland in Cologne/ Germany or ASU Arizona State University shall resolve the dispute.

Article V

Term and Termination

5.1	This Agreement shall become valid and effective as of the date of its execution by both Parties and shall terminate as of October 31, 2010 (the “Term”), unless terminated earlier pursuant to the terms and conditions hereof.

5.2	The Purchaser shall be entitled to terminate this Agreement in the following cases:

(i)	in the case of a material breach of this Agreement by the Seller; a material breach shall include, but not be limited to, the following:

(a)	the Seller delay the fulfilment of its obligation to duly and timely deliver any individual Delivery hereunder by more than one (1) week;

(b)	the Seller delay the fulfilment of any of its obligations hereunder by more than two (2) weeks;

(c)	the Solar Panels delivered in any Individual Delivery are not compliant with Article 4.1;

(ii)	in other cases specified in this Agreement.

5.3	The Seller shall be entitled to claim for liquidated damages or terminate this Agreement at its sole discretion in the following cases:

(i)	if the Purchaser delays payment of the Purchase Price set forth in Article 2.2 hereof by more than fifteen (15) days and fails to pay the Purchase Price within the additional period of one (1) week after receiving Seller’s request for payment of the Purchase Price, the Seller shall have the right to: either (a) claim for a liquidated damages at a rate of 0.01% of delayed payment for each calendar day up to 5%; or (b) terminate the Agreement;

(ii)	if the Purchaser delays taking delivery of the Solar Panels delivered by the Seller in full compliance with this Agreement by more than thirty (30) days and fails to take delivery of the Solar Panels despite the Seller request within an additional period of eight (8) weeks, all the expenses including warehouse fee, safekeeping fee incurred shall be borne by the Purchaser.

(iii)	if the Purchaser, without valid cause, terminates the contract prior to any Solar Panels Delivery set forth in Article III, the Seller shall have the right to claim a liquidated damage at a rate of 10% of the total contract value and to refuse returning the Advance Payment back to Purchaser.

5.4	Either Party may terminate this Agreement forthwith upon written notice to the other Party if the other Party enters into a composition or arrangement with its creditors, has a receiver or administrator or administrative receiver appointed or becomes insolvent or unable to pay its debts should such fall due. The Purchaser may also terminate this Agreement forthwith upon written notice to the Seller if the Jinko enters into a composition or arrangement with its creditors, has a receiver or administrator or administrative receiver appointed or becomes insolvent or unable to pay its debts should such fall due.

5.5	Termination of this Agreement shall be without prejudice to the rights and obligations of either Party accrued prior to the termination of this Agreement. In particular, unless requested otherwise by the Purchaser, the Seller shall be obliged to deliver the Solar Panels ordered by the Purchaser in compliance with this Agreement prior to its termination.

5.6	Based on the requirement of Seller’s commercial strategy, Purchaser warrants that it shall not resell Seller’s Solar Panels into the country of Israel, failing of which Purchaser shall be fully responsible for all of loss of Seller.

5.7	Purchaser warrants that it holds good commercial reputation and is in good financial condition, failing of which Purchaser shall be fully responsible and compensate Seller’s loss therein provided that Seller cannot obtain any loan and insurance policy due to Purchaser’s such failure.

Article VI

Quality Guarantee

6.1	The Seller shall ensure that Jinko shall provide the Purchaser with the warranty in the form of, and the content of, Warranty Terms 2010 ¨C Limited Warranty for PV Modules attached hereto as Appendix 3 in respect to each Individual Delivery, provided that the modifications specified in Article VI.2 hereof shall apply. Provision of such warranty shall be a condition precedent to execution by the Purchaser of payments set out in Article 2.3 letters (ii) and (iii).

6.2	The following modifications from the wording of the Terms 2010 Limited Warranty for PV Modules attached in Appendix 3 shall apply:

6.2.1	the governing law of the Warranty shall be the law of England and Wales;

6.2.2	Nothing in clause 7 of the Warranty Terms 2010 Limited Warranty for PV Modules attached in Annex 1 shall exclude and/or restrict the right of the Project Company to resolve any respective dispute regarding its claim(s) under the Warranty (regardless of whether such claims exist or not) in accordance with Clause 12 hereof; and

6.2.3	Clause 3.(5) of Warranty Terms 2010 Limited Warranty for PV Modules attached in Annex 1, shall not apply.

6.3	The Seller warrants (as at the delivery of the Individual Delivery) to the Purchaser in respect of each Individual Delivery to the extent and under the terms and conditions as set out in the foregoing Jinko warranty (specified in Articles 6.1 and 6.2 above and 6.6 below) as if the Seller were Jinko. This does not affect the rights of the Purchaser related to Defects and other rights under Article IV.

6.4	With the exception of rights of the Purchaser arising under the Jinko warranties (specified in Articles 6.1 and 6.2 above), neither Party shall be liable to the other Party for any consequential, incidental, indirect, special, exemplary or punitive damages (including loss of actual or anticipated profits, revenues or product; loss by reason of shutdown or non-operation; increased expense of operation, borrowing or financing; loss of use or productivity; and increased cost of capital) exceeding the amount of 100 % of the total amount of the purchase price for all Individual Deliveries arising hereof, regardless of whether any such claim arises out of the breach of contract, guaranty or warranty, tort, product liability, indemnity, contribution, strict liability or any other legal theory.

6.5	At the request of the Purchaser, the Seller shall provide the Purchaser maximum cooperation in Purchaser’s negotiation with Jinko on amending the Jinko warranty according to requirements of the Purchaser.

6.6	The Seller shall ensure that nothing in clause 7 of the Warranty Terms 2010 Limited Warranty for PV Modules provided by Jinko and, respectively, pursuant to Article 6.2 hereof, by the Seller, in respect of each Individual Delivery, as attached in Appendix 3 hereto, shall exclude and/or restrict the right of the Purchaser or the entity which acquired the Solar Panels to resolve any respective dispute regarding claim(s) under the said warranty (regardless of whether such claims exist or not) in accordance with Clause 10.2 hereof.

Article VII

Force Majeure

7.1	Neither party shall be liable for any delay or failure to fulfil their obligations hereunder (without liability to the other party) if it is prevented from or delayed in the carrying on of its business due to circumstances beyond its reasonable control including, without limitation, acts of God, war or national emergency, acts of terrorism, protests, riot, civil commotion, fire, explosion, flood or epidemic (an “Event of Force Majeure”), provided that if an Event of Force Majeure continues for a period exceeding ninety (90) calendar days, the Parties shall be obliged to fulfil their obligations arising from this Agreement as soon as the Event of Force Majeure effects cease to apply. The Parties shall be obliged to postpone the date of delivery as well as any other terms and deadlines for the period after an Event of Force Majeure ceases to apply. If an Event of Force Majeure continues for a period exceeding one hundred eighty (180) calendar days, the Purchaser shall be entitled to terminate this Agreement by written notice delivered to the Seller. Delayed supplies from sub-contractors (including Jinko as the producer of the Solar Panels), various lockouts, strikes and government changes cannot be classified as an Event of Force Majeure.

Article VIII

Confidentiality

8.1	The Parties hereby undertake to keep confidential and not disclose to any third party, other than to its professional advisers or as required by law, by decisions of courts, state or similar authorities or as agreed between the Parties, any financial or confidential information relating to the terms of this Agreement or any confidential information relating to the business or affairs of the other Party, including without limitation any and all facts, information, data and circumstances they learn in the course of performing this Agreement and/or in connection herewith.

8.2	Art. 8.1 shall not apply to information which:

(i)	has become of public knowledge other than through the fault of the disclosing Party;

(ii)	the disclosing Party can demonstrate was already known prior to disclosure; or

(iii)	has been received by the disclosing Party from a third party who did not acquire it (i) in confidence from another Party or (ii) from someone owing a duty of confidence to another Party.

The obligation of the Purchaser not to disclose information under Art. 8.1 does not apply to disclosing confidential information to customers of the Purchaser and any third parties cooperating with the Purchaser on solar projects of the Purchaser in the Czech Republic, including, but not limited to, their shareholders, affiliates, parent companies, directors, advisors, employees, contractual partners, agents and other representatives.

8.3	The undertakings under this Article 8 shall survive the termination of this Agreement.

Article IX

Trademarks

9.1	The Purchaser shall only use the Seller’ trademarks (the “Trademarks”) in promoting and selling the Solar Panels and the Purchaser shall comply with the following conditions:

(i)	At the request of the Seller, in using any Trademarks, the Purchaser must give due prominence to the fact that the Trademarks are proprietary to (or otherwise connected with) the Seller.

(ii)	The Trademarks must not be used in relation to any goods other than the Solar Panels.

(iii)	The Purchaser shall use the Seller’ names or the Trademarks on any written document, advertisement or in any other printed or electronic materials in accordance with the Seller’ brand guidelines for use of the Trademarks. The Trademarks shall not be used in association with any other trademarks or names under the corporate or other main trading names of the Purchaser without the prior written approval of the Seller.

(iv)	The Purchaser shall leave in position and not tamper with, alter, cover or erase any notices or other marks in which the Seller may place on or affix to the Solar Panels.

(v)	The Purchaser shall have no rights in respect of the Trademarks or of the goodwill associated therewith and the Purchaser hereby acknowledges that, except as expressly provided, it shall not acquire any rights in respect thereof, and that all such rights and goodwill are, and shall remain vested in the Seller.

(vi)	The Purchaser shall promptly notify the Seller of any suspected infringement of the Trademarks.

(vii)	The Purchaser shall not, at any time during or at any time after the termination of this Agreement, in connection with any business similar to that of the Seller, adopt, use or register, without the prior written consent of the Seller, any word or symbol or a combination similar to any of the Trademarks.

Article X

Final Provisions

10.1	This Agreement shall be governed by and construed in accordance with the laws of England and Wales without regard to conflicts of laws and rules. The Appendices to this Agreement form an integral part of this Agreement.

10.2	All disputes and controversies of every kind between the Parties arising out of this Agreement shall be referred to and finally resolved by arbitration under the Rules of the London Court of International Arbitration in accordance with such body’s rules, by three arbitrators appointed in accordance with such rules. All arbitration proceedings shall be conducted in English in London, the United Kingdom. The award rendered shall be final and binding, and shall not be subject to appeal to any court.

10.3	The provisions of this Agreement are mutually severable. Should any of the obligations hereunder be or become invalid or unenforceable, it shall not affect the validity and enforceability of the remaining obligations hereunder and the Parties undertake to replace the relevant invalid or unenforceable obligation with a new obligation that is valid and enforceable, and the subject of which corresponds as closely as possible to the subject of the original obligation. Should this Agreement lack any provision or obligation the determination of which would otherwise have been reasonable for the purpose of setting forth the rights and obligations of the Parties, the Parties shall take all steps necessary to supplement such provision into the Agreement.

10.4	This Agreement may only be amended, supplemented or cancelled by written amendments numbered in continuous order. These amendments must be identified as such, must be validly signed by all Parties and shall be governed by the same contractual laws as the Agreement itself. If one of the Parties submits a draft amendment, the other Parties undertake to express their opinion on the draft within fourteen (14) calendar days of the delivery of the draft.

10.5	The Seller may not assign this agreement or any rights or obligation arising from it to any third party without the prior written consent of the Purchaser. The Purchaser shall be entitled to assign this Agreement in its entirety, i.e. all rights and obligations arising from this Agreement for the Purchaser, to any third party and the Seller explicitly and irrevocably consents to such an assignment (including assignment of all obligation of the Purchaser in such a case).

10.6	The terms and provisions of this Agreement may not be waived except in writing signed by the Party against whom the waiver is charged. A waiver by any Party of any breach of any term or provision hereof shall not constitute a waiver of any other breach of any term or provision of this Agreement.

10.7	The Parties shall consult with each other as to the form, substance and timing of any press release or other public disclosure related to this Agreement; provided, however, the Parties may make such disclosure to the extent required by applicable law.

10.8	This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, but all of the counterparts together shall constitute one and the same instrument. Facsimile executed and delivery of this Agreement is legal, valid and binding for all purposes.

10.9	All futures correspondence, notices and other exchange of information in relation to this Agreement shall be in English.

10.10	This Agreement shall become valid and effective on the day of its signing by all Parties.

(The below is intentionally left blank for signatures)

In Shanghai on April 10th of 2010	In Shanghai on April 12th of 2010
on behalf of Shangrao Jinko Solar Import and Export Co., Ltd.	On behalf of Arcman Solar Power Corp.
Signature:	Signature:

/s/ Xisnde Li	/s/ Zi Meng
Name: Xiande Li	Name: Zi Meng
Title: Chairman	Title: Vice President

Appendices:

Appendix No. 1:	Detailed Specification of Solar Panels including CE certificate
Appendix No. 2:	Seller’s bank account number
Appendix No. 3:	Jinko Warranty
Appendix No. 4:	Preliminary Delivery Schedule
Appendix No. 5:	Packing List
Appendix No. 6:	Output/flash report
Appendix No. 7:	Commercial Invoice

VERIFICATION OF EMC COMPLIANCE

No.:	SHEMO10020015501TXC

Applicant:	Jinko Solar Co., Ltd

No 1 Jinko Road, Shangrao Economic Development

Zone,	Jiangxi Province 334100, China

Manufacture:	Jinko Solar Co., Ltd

No 1 Jinko Road, Shangrao Economic Development

Zone,	Jiangxi Province 334100, China

Product Description:	PV Module

Model No.:	JKMXXXM-96, JKMXXXM-72, JKMXXXM-66,

JKMXXXM-60, JKMXXXM-54, JKMXXXM-36,

JKMXXXP-72, JKMXXXP-60, JKMXXXP-54,

JKMXXXP-48, JKMXXXP-36 (XXX:0W-300W)

Technical Data:	Not supplied by client

Sufficient samples of the product have been tested and found to be in conformity with
Test Standard:	EN 61000-6-1: 2007
EN 61000-6-3: 2007

As shown in the
Test Report Number(s):	SHEMO10020015501

This verification of EMC Compliance has been granted to the applicant based on the results of the tests, performed by laboratory of SGS-CSTC Standards Technical Services (Shanghai) Co., Ltd. on the sample of the above-mentioned product in accordance with the provisions of the relevant specific standards and Directive 2004/108/EC. The affixing of the CE marking presumes in addition that the conditions in annexes III and V of the Directive are fulfilled.

Tino Pan

E&E Section Manager

SGS-CSTC

Feb 25, 2010

This verification is owned by SGS-CSTC Standards Technical Services (Shanghai)Co., Ltd. and may not be reproduced full and with the prior approval of the General Manager. This verification is subjected to the governance of the General Conclitions of Services, printed overleaf.

Member of SGS Group (Société Générale de Surveillance)

Contact us to validate this document by email address: ee.shanghai@sgs.com

SGSPAPER

09622658

JinKo

**** Watt POLY CRYSTALLINE MODULE

Jinko Solar introduces all new line of high performance modules in wide application ranging from **** watts to **** watts.

KEY FEATURES

Our solar cells offer high conversion efficiency to ensure high quality

Our High performing modules have an industry low tolerance of +/-3%

Can withstand high wind-pressure, snow load and extreme temperature

Passed IEC 2400 Pa mechanical loading test

QUALITY & SAFETY

Industry leading power output warranty (12/90%, 25/80%)

5-year warranty on product materials and processing technology

ISO 9001:2000 (Quality Management System) certified factory

IEC61215, IEC61730 certified products

APPLICATIONS

On-grid residential roof-tops

On-grid commercial/industrial roof-tops

Solar power plants

Off-grid system

Other on-grid applications

****	Confidential material omitted and filed separately with the Commission.

Mode Type	****	****	****	****	****
Maximum Power (Pmax)	****Wp	****Wp	****Wp	****Wp	****Wp
Maximum Power Voltage (Vmp)	****V	****V	****V	****V	****V
Maximum Power Current (Imp)	****A	****A	****A	****A	****A
Open-Circuit Voltage(Voc)	****V	****V	****V	****V	****V
Short-Circuit Voltage (Isc)	****A	****A	****A	****A	****A
No. of Diode			6
Maximum System Voltage	****V(UL)/****V(TUV,VDE)DC
Maximum System Voltage			****A
Maximum Series Fuse Rating			****%
Power Tolerance			****°C
Temperature Coefficients of Pmax			****ºC
Temperature Coefficients of Voc			****ºC
Temperature Coefficients of Isc			****ºC
Nominal Operating Cell Temperature (NOCT)			****ºC

STC: Irradiance 1000W/m2         Module Temperature 25°C    AM=1.5

****	Cell Type	Poly-crystalline ****mm ****inch
	No. of Cells	****
	Dimensions	****mm ****inch
	Weight	****kg (****lbs.)
	Front Glass	****mm High Transmission LowIron, Tempered Glass

	Frame	Anodized Aluminium
	Junction Box	IP67 rated
	Output Cables	UV/****mm2/Length ****mm

	Packing Configuration	2 pcs/box
	Quantity/Pallet	18 boxes/pallet
	Loading Quantity	180 pcs/20 ft or 360 pcs/40 ft

****

****	Confidential material omitted and filed separately with the Commission.

Shangrao Jinko solar Import and Export Co., LTD

Xuri District, Shangrao Economic Development Zone, Jiangxi Province, China

Proforma Invoice

Date		Number :
Page No.: 1
To:	Amun.Re a.s.	From:

	Praha 5, Radlická 663/28, Post Code	Shangrao Jinko solar Import and Export Co., LTD
	15000, Czech Republic	Xuri District, Shangrao Economic Development Zone,
Jiangxi Province, China Attn:
Tel: +86-21-31268766 Fax: +86-21-68761115

Shipping Term : FOB Shanghai		Your P.O. No.:
****% TT in advance & ****%
Sailing on or about : By sea		irrepealable
Payment Term: L/C 45 days against B/L COPY
From: Shanghai To: Czech Republic
Delivery Date :

Description	Quality (PCS)	Unit Price (USD)	Amount
			US$	0.00

TOTAL	0		US$	0.00

Bank Information

Bank Name	BANK OF CHINA. SHANGRAO BRANCH

Address:	43 SHENGLI ROAD, SHANGRAO, JIANGXI PROVINCE£¬ CHINA

SWIFT:	BKCHCNBJ550
BENEFICIARY’s

Name:	Shangrao Jinko Solar Import and Export Co., Ltd
BENEFICIARY’s

Address:	Xuri District, Shangrao Economic Development Zone, Jiangxi Province, China
BENEFICIARY’s
A/C:	739173935828094038

Authorised Signature

****	Confidential material omitted and filed separately with the Commission.

Warranty Terms 2010

Limited Warranty for PV modules

JINKO Standard PV Module Product Model Names coved under this warranty are ****, **** and ****.

For the standard solar module types listed above, JINKO SOLAR shall WARRANTY its Photovoltaic Solar Modules (MODULES)’s performance starting from the date of sale (SALES DATE) to the first customer installing (for their own use) the MODULES (CUSTOMER) or starting at the latest 12 months after module dispatch from the JINKO SOLAR factory, whichever occurs earlier, (the WARRANTY START DATE)

1.	Limited Product Warranty ¨C Five Years Repair, Replacement or Refund Remedy

Wuxi Jinko Solar Co., Ltd. (JINKO SOLAR) warrants its Photovoltaic Solar Modules (MODULES) type listed above, including factory-assembled DC connectors and cables, if any, to be free from defect in materials and workmanship under normal application, installation, use and service conditions. If MODULES fail to conform to this warranty, during the period of Sixty (60) months from the WARRANTY START DATE, JINKO SOLAR will, at its option, either repair or replace the product, or refund the then current market price of the MODULES. The repair or replacement or refund remedy shall be the sole and exclusive remedy provided under the “Limited Product Warranty” and shall not extend beyond the period set forth herein. This “Limited Product Warranty” does not warrant a specific power output, which shall be exclusively covered under clause 2 hereinafter (“Limited Peak Power Warranty”).

2.	Limited Peak Power Warranty – Limited Remedy

5 years

If, for a period of Five (5) years from the Warranty Start Date, any MODULE(s) exhibits a power output less than 95 % of the nominal power as set out in JINKO SOLAR’s product datasheet, provided that such loss in power is due to defects in material or workmanship, JINKO SOLAR will, at its sole option, either (1) replace such loss in power by either, at JINKO SOLAR’S sole option, (a) providing additional MODULES to the CUSTOMER to make up for such loss in power or (b) replacing the defective MODULE(s) or (2) refund the percentage of the cost of the MODULE (as measured by the then current market price of the MODULE) to the CUSTOMER representing the percentage of the power output less than 95% of the nominal power as set out as specified in JINKO SOLAR’s product datasheet.

**** years

If, for a period of **** years from the Warranty Start Date, any MODULE(s) exhibits a power output less than 90 % of the nominal power as set out in JINKO SOLAR’s product datasheet, provided that such loss in power is due to defects in material or workmanship, JINKO SOLAR will, at its sole option, either (1) replace such loss in power by either, at JINKO SOLAR’S sole option, (a) providing additional MODULES to the CUSTOMER to make up for such loss in power or (b) replacing the defective MODULE(s) or (2) refund the percentage of the cost of the MODULE (as measured by the then current market price of the MODULE) to the CUSTOMER representing the percentage of the power output less than 90% of the nominal power as set out as specified in JINKO SOLAR’s product datasheet.

25 years

If, for a period of Twenty-five (25) years from the Warranty Start Date, any MODULE(s) exhibits a power output less than 80% of the nominal power as set out in JINKO SOLAR’s product datasheet, provided that such loss in power is due to defects in material or workmanship, JINKO SOLAR will, at its sole option, either (1) replace such loss in power by either, at JINKO SOLAR’S sole option, (a) providing additional MODULES to the CUSTOMER to make up for such loss in power or (b) replacing the defective MODULE(s) or (2) refund the percentage of the cost of the MODULE (as measured by the then current market price of the MODULE) to the CUSTOMER representing the percentage of the power output less than 80% of the nominal power as set out as specified in JINKO SOLAR’s product datasheet.

****	Confidential material omitted and filed separately with the Commission.

The remedies set forth in this clause 2 shall be the sole and exclusive remedies provided under the “Limited Peak Power Warranty”.

3.	Exclusions and Limitations

(1) In any event, all warranty claims must be received within the applicable warranty period for this warranty to be effective.

(2) The “Limited Product Warranties” and the “Limited Peak Power Warranties” do not apply to any MODULES which have been subjected to:

•	Misuse, abuse, neglect or accident;

•	Alteration, improper installation or application;

•	Non-observance of JINKO SOLAR’s installation and maintenance instructions;

•	Repair or modifications by someone other than an approved service technician of JINKO SOLAR;

•	Power failure surges, lightning, flood, fire, accidental breakage or other events outside JINKO SOLAR’ s control.

(3) Both the “Limited Product Warranties” and “Limited Peak Power Warranties” do not cover any costs associated with installation, removal or re-installation of the PV-modules and (except as explicitly set forth in the final paragraph of Section 5) customs clearance or any other costs for return of the MODULES.

(4) Warranty claims will not be honored if the type or serial number of the MODULES have been altered, removed or made illegible.

(5) This “Limited Warranty for PV Modules” does not apply to MODULES marked as “Grade A” or “Grade B’. JINKO SOLAR explicitly refers to their “Limited Warranty for PV Modules marked Grade A”, their “Special Limited Warranty for PV Modules marked Grade B” reflecting these categorized modules.

4.	Limitation of Warranty Scope

These “Limited Warranties for PV Modules” as set forth herein are expressly in lieu of and exclude all other express or implied warranties, including but not limited to warranties of merchantability and of fitness for particular purpose, use, or application, and all other obligations or liabilities on the part of JINKO SOLAR, unless such other obligations or liabilities are expressly agreed to in writing signed and approved by JINKO SOLAR. JINKO SOLAR shall have no responsibility or liability whatsoever for damage or injury to persons or property, or for other loss or injury resulting from any cause whatsoever arising out of or related to the MODULES, including, without limitation, any defects in the MODULE, or from use or installation. Under no circumstances shall JINKO SOLAR be liable for incidental, consequential or special damages, howsoever caused. Loss of use, loss of profits, loss of production, and loss of revenues are specifically and without limitation excluded. JINKO SOLAR’s aggregate liability, if any, in damages or otherwise, shall not exceed the invoice value as paid by the CUSTOMER, for the single unit of MODULE.

5.	Obtaining Warranty Performance

If the CUSTOMER has a justified claim covered by this “Limited Warranties for PV Modules”, an immediate notification directly to JINKO SOLAR shall be filed by mailing a registered letter in writing to the address of JINKO SOLAR listed hereunder, or, sending an email letter to the email account of JINKO SOLAR listed hereunder. Together with the notification, the CUSTOMER should enclose the evidence of the claim with the corresponding serial number of the MODULE(s) and the date on which the MODULES have been purchased. A invoice with clear indication of the purchase date, purchase price, module type, stamp or signature of Jinko or its distributors should also be submitted as part of the evidence.

The return of any PV-modules will not be accepted unless prior written authorization has been given by JINKO SOLAR. In connection with both the “Limited Product Warranties” and “Limited Peak Power Warranties”. JINKO SOLAR shall reimburse CUSTOMER for reasonable, customary and documented transportation charges by sea freight for both the return of the MODULES and reshipment of any repaired or replaced MODULES.

6.	Severability

If a part, provision or clause of this “Limited Warranty for PV Modules”, or the application thereof to any person or circumstance, is held invalid, void or unenforceable, such holding shall not affect and shall leave all other parts, provisions, clauses or applications of this “Limited Warranty for PV Modules”, and to this end such other parts, provisions, clauses or applications of this “Limited Warranty for PV Modules” shall be treated as severable.

7.	Disputes

In case of any discrepancy in a warranty-claim, a first-class international test-institute such as Fraunhofer ISE in Freiburg/ Germany, TÜV Rheinland in Cologne/ Germany or ASU Arizona State University shall be involved to judge the claim finally. All fees and expenses shall be born by the losing party, unless otherwise awarded. The final explanation right shall be borne by JINKO SOLAR.

YOU MAY HAVE SPECIFIC LEGAL RIGHTS OUTSIDE THIS WARRANTY, AND YOU MAY ALSO HAVE OTHER RIGHTS THAT VARY FROM STATE TO STATE. THIS LIMITED WARRANTY DOES NOT AFFECT ANY ADDITIONAL RIGHTS YOU HAVE UNDER LAWS IN YOUR JURISDICTION GOVERNING THE SALE OF CONSUMER GOODS, INCLUDING, WITHOUT LIMITATION, NATIONAL LAWS IMPLEMENTING EC DIRECTIVE 99/44. SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE LIMITATIONS OR EXCLUSIONS IN THIS LIMITED WARRANTY STATEMENT MAY NOT APPLY TO YOU.

8.	Various

The repair or replacement of the MODULES or the supply of additional MODULES, does not cause the beginning of new warranty terms, nor shall the original terms of this “Limited Warranty for PV-Modules” be extended. Any replaced MODULES shall become the property of JINKO SOLAR made for their disposal. JINKO SOLAR has the right to deliver another type ( different in size, color, shape and/or power ) in case JINKO SOLAR discontinued producing the replaced MODULES at the time of the claim.

9.	Warranty Transfer

This warranty is transferable when the product remains installed in its original installation location.

10.	Force Majeure

JINKO SOLAR shall not be responsible or liable in any way to the customer or any third-party arising from any non-performance or delay in performance of any terms and conditions of sale, including this “Limited Warranty for PV Modules”, due to acts God, war, riots, strikes, warlike conditions, plague or other epidemics, fire, flood, or any other cause or circumstance beyond the reasonable control of such JINKO. In such cases, performance by JINKO of this Warranty shall be suspended without liability for the period of delay reasonably attributable to such causes.

11.	Validity

This “Limited Warranty for PV Modules” is valid for all MODULES dispatched from JINKO SOLAR’s factories between 1st January 2010 and 31st December 2010.

“Nominal Power in Datasheet” is the power in Watt peak that a PV-module generates in its Maximum Power Point under STC condition. “STC” are as follows:

(a) light spectrum of AM 1.5, (b) an irradiation of 1000 W per square meters, and (c) a cell temperature of 25 degrees centigrade at right angle irradiation. The measurements are carried out in accordance with IEC 61215 as tested at the connectors or junction box terminals—as applicable—per calibration and testing standards of JINKO SOLAR valid at the date of manufacture of the PV-modules.

Appendix No. 4;

Preliminary Delivery Schedule of Jinko Panels **** Wp

Delivery date to Shanghai port	Amun.Re Order in MWp

May ****	****
May ****	****
May ****	****
June ****	****
June ****	****
June ****	****
July ****	****
July ****	****
July ****	****
July ****	****
August ****	****
August ****	****
August ****	****
August ****	****

****	Confidential material omitted and filed separately with the Commission.

JINKO SOLAR CO., LTD.

1 JINKO ROAD, SHANGRAO ECONOMIC DEVELOPMENT ZONE, JIANGXI PROVINCE, CHINA

TEL: +86-21-68761209 FAX: +86-21-68761115

PACKING LIST

Date :	9-Oct-2009	Invoice No. :

Messrs:	xxxxxxxxxx	P.I.No.:

Address:	Frankfurt

Tel;

Fax:

Description		Container No.	Quantity (PC)	Net Weight (KG)	Gross Weight (KG)	No. of Package (Pallets)	MEAS (CBM)
Poly Crystalline Photovoltaic (PV) Modules ****W	1	CBHU6109768	504	8914.08	10098.90	1-28	49.148
	2	CBHU1994651	504	8914.08	10098.90	29-56	49.148
	3	TRLU6543717	504	8914.08	10098.90	57-84	49.148
	4	UESU4139749	504	8914.08	10098.90	85-112	49.148
	5	CBHU1924973	504	8914.08	10098.90	113-140	49.148
	6	UESU4189565	504	8914.08	10098.90	141-168	49.148
	7	CBHU1855086	504	8914.08	10098.90	169-196	49.148
	8	CBHU6145488	504	8914.08	10098.90	197-224	49.148
	9	FSCU4622866	504	8914.08	10098.90	225-252	49.148
	10	CBHU1890791	504	8914.08	10098.90	253-280	49.148

TOTAL:			5040	89140.80	100989.00	280 P/L	491.480

Authorised Signature

****	Confidential material omitted and filed separately with the Commission.

FLASH REPORT
Container No.:				Serial No.:
TYPE: MONO 125 SOLAR CELL				MODULE SIZE: **** MM
Date: 2010/2/9		Total Power: **** W				Nominal power: **** W

Pallet No.		S.N.	Voc(V)	Isc(A)	Pm(W)	Vm(V)	Im(A)	FF(%)
1	1	23110020800540200001	45.0898	5.5428	185.5063	36.6442	5.0624	74.23%
	2	23110020800540200005	45.0583	5.5478	186.1703	36.418	5.112	74.48%
	3	23110020800540200010	45.1367	5.5332	186.3514	36.7208	5.0748	74.62%
	4	23110020800540200007	45.1016	5.5089	186.1656	36.1238	5.1535	74.93%
	5	23110020800540200011	45.1866	5.6137	187.4837	36.8728	5.0846	73.91%
	6	23110020800540200009	45.2119	5.5548	185.9746	36.0583	5.1576	74.05%
	7	23110020800540200006	45.0883	5.5142	185.4532	36.0626	5.1425	74.59%
	8	23110020800540200002	45.075	5.5157	185.849	36.659	5.0697	74.75%
	9	23110020800540200008	45.0857	5.514	185.9199	36.7061	5.0651	74.79%
	10	23110020800540200004	45.0602	5.5177	185.7629	36.8736	5.0378	74.72%
	11	23110020800540200012	45.1171	5.5339	186.3099	36.9227	5.0459	74.62%
	12	23110020800540200003	45.0901	5.5233	185.5909	36.6438	5.0647	74.52%

Operator:	Audit:

**** Confidential material omitted and filed separately with the Commission.

Shangrao Jinko solar Import and Export Co., LTD

Xuri District, Shangrao Economic Development Zone, Jiangxi Province, China

Commercial Invoice

Date:	01-May-10		Number:
			Page No. :	1
To:		From:

Arcman Solar Power Corp. with its address at P.O.Box 692204, Quincy, MA 02269, USA	Shangrao Jinko solar Import and Export Co., LTD Xuri District, Shangrao Economic Development Zone, Jiangxi Province,China Attn: Vicky Sun Tel: +86-13764183002 Fax:+86-21-68761115

Shipping Te Fob shanghai Sailing on or about : By Sea From: Shanghai To: USA	Your P.O. No. : Payment Term : ****%TT in advance; ****% LC 45 against B/L copy Delivery Date

	Description	Quantity(PCS)	Unit Price (EURO)		Amount
****W	Watt-****pcs cell MULTI Panel	1	€	****	#VALUE!

TOTAL:		1			#VALUE!

Bank Information

Bank Name:	BANK OF CHINA, SHANGRAO BRANCH
Address:	43 SHENGLI ROAD, SHANGRAO, JIANGXI PROVINCE, CHINA
SWIFT:	BKCHCNBJ550
BENEFICIA
RY’s Name:	Shangrao Jinko Solar Import and Export Co., Ltd
BENEFICIA
RY’s Name:	Xuri District, Shangrao Economic Development Zone, Jiangxi Province, China
BENEFICIA
RY’s A/C:	739173935828094038

Authorised Signature

**** Confidential material omitted and filed separately with the Commission.